                                                                     EXHIBIT 4.4


                               OFFICE DEPOT, INC.

                          SUPPLEMENTAL INDENTURE NO. 2

                     6.250% Senior Notes due August 15, 2013

         THIS SUPPLEMENTAL INDENTURE NO. 2, dated as of October 9, 2003 (this "Supplemental Indenture"), between OFFICE DEPOT, INC., a Delaware corporation (the "Company"), and SUNTRUST BANK, a Georgia banking corporation, as trustee (the "Trustee").

                            RECITALS OF THE COMPANY:

         WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of August 11, 2003 (the "Indenture"), providing for the issuance from time to time of one or more Series of Securities;

         WHEREAS, Article Eight of the Indenture provides for various matters with respect to any Series of Securities issued under the Indenture to be established in an indenture supplemental to the Indenture;

         WHEREAS, Section 8.1(e) of the Indenture provides that the Company and the Trustee may enter into an indenture supplemental to the Indenture to establish the form or terms of Securities of any Series as permitted by Sections
2.1 and 2.3 of the Indenture; and

         WHEREAS, all the conditions and requirements necessary to make this Supplemental Indenture, when duly executed and delivered, a valid and binding agreement in accordance with its terms and for the purposes herein expressed, have been performed and fulfilled.

         NOW THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

         For and in consideration of the premises and the issuance of the Series of Securities provided for herein, the Company and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective Holders of the Securities of such Series as follows:

                                  ARTICLE ONE

            RELATION TO INDENTURE; DEFINITIONS; RULES OF CONSTRUCTION

         SECTION 1.1 RELATION TO INDENTURE. This Supplemental Indenture constitutes an integral part of the Indenture.

         SECTION 1.2 DEFINITIONS. For all purposes of this Supplemental Indenture, the following terms shall have the respective meanings set forth in this Section.

                  "Definitive Security" means a certificated Security.




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                  "Depositary" means The Depository Trust Company, its nominees and their respective successors.

                  "Participant" means members of, or participants in, the Depositary.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Securities" means the 6.250% Senior Notes due August 15, 2013 as registered with the Securities and Exchange Commission under the Securities Act in the Registration Statement No. 333-108602 on Form S-4.

                  "Securities Custodian" means the custodian with respect to a Global Security (as appointed by the Depositary) or any successor person thereto, who will initially be the Trustee.

         SECTION 1.3 RULES OF CONSTRUCTION. For all purposes of this Supplemental Indenture:

                  (a) capitalized terms used herein without definition shall have the meanings specified in the Indenture;

                  (b) all references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture;

                  (c) the terms "herein", "hereof', "hereunder" and other words of similar import refer to this Supplemental Indenture; and

                  (d) in the event of a conflict with the definition of terms in the Indenture, the definitions in this Supplemental Indenture shall control.

                                  ARTICLE TWO

                                 THE SECURITIES

         SECTION 2.1 TITLE OF THE SECURITIES. There shall be a Series of Securities designated the 6.250% Senior Notes due August 15, 2013 (the "Securities").

         SECTION 2.2 LIMITATION ON AGGREGATE PRINCIPAL AMOUNT. The Securities will be initially issued in an aggregate principal amount of $400,000,000; provided that the Company may from time to time, without giving notice to or seeking the consent of the Holders of the Securities, issue securities having the same ranking and the same interest rate, maturity and other terms as the Securities and any additional securities having such similar terms, together with the applicable Securities, will constitute a single Series of Securities under the Indenture.

         SECTION 2.3 FORM AND DATING.

         (a) GENERAL. The Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Securities may have notations, legends or endorsements required by law, stock exchange rules or usage. Each Security shall be dated the date of its authentication. The Securities shall be in denominations of $1,000 and integral multiples thereof.

         The terms and provisions contained in the Securities shall constitute, and are hereby expressly made, a part of this Supplemental Indenture, and the Company and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Security conflicts with the express provisions of this Supplemental Indenture, the provisions of this Supplemental Indenture shall govern and be controlling.

         The Company hereby designates The Depository Trust Company as the initial Depositary for the Global Securities.

         (b) GLOBAL SECURITIES. The Securities shall be issued initially in the form of one or more permanent global Securities in definitive, fully registered form (collectively referred to herein as "Global Securities"), in each case without interest coupons, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Securities Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided in the Indenture. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as hereinafter provided.

         (c) BOOK-ENTRY PROVISIONS. This Section 2.3(c) shall apply only to a Global Security deposited with or on behalf of the Depositary. The Company shall execute and the Trustee shall, in accordance with this Section 2.3(c) and pursuant to an order of the Company, authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depositary for such Global Security or Global Securities or the nominee of such Depositary and (b) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary's instructions or held by the Trustee as Securities Custodian.

         Participants shall have no rights under the Indenture with respect to any Global Security held on their behalf by the Depositary or by the Trustee as Securities Custodian or under such Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Participants, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

         (d) DEFINITIVE SECURITIES. Except as provided in Section 2.5, owners of beneficial interests in Global Securities will not be entitled to receive physical delivery of certificated Securities.

         SECTION 2.4 TRANSFER AND EXCHANGE.

         (a) TRANSFER AND EXCHANGE OF DEFINITIVE SECURITIES. When Definitive Securities are presented to the Registrar with a request to (i) register the transfer of such Definitive Securities or (ii) exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations; the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Securities surrendered for transfer or exchange:

                  (A) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

                  (B) are accompanied by the following additional information and documents, as applicable:

                           (x) if such Definitive Securities are being delivered
                  to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in the form set forth on the reverse side of the Security); or

                           (y) if such Definitive Securities are being
                  transferred to the Company, a certification to that effect (in the form set forth on the reverse side of the Security).

         (b) RESTRICTIONS ON TRANSFER OF A DEFINITIVE SECURITY FOR A BENEFICIAL INTEREST IN A GLOBAL SECURITY. A Definitive Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Security, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, together with written instructions directing the Trustee to make, or to direct the Securities Custodian to make, an adjustment on its books and records with respect to such Global Security to reflect an increase in the aggregate principal amount of the Securities represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Definitive Security and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Securities Custodian, the aggregate principal amount of Securities represented by the Global Security to be increased by the aggregate principal amount of the Definitive Security to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Security equal to the principal amount of the Definitive Security so canceled. If no Global Securities are then outstanding and the Global Security has not been previously exchanged for certificated securities pursuant to Section 2.5, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers' Certificate, a new Global Security in the appropriate principal amount.

         (c) TRANSFER AND EXCHANGE OF GLOBAL SECURITIES.

                  (i) The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depositary, in accordance with this Supplemental Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Security shall deliver a written order given in accordance with the Depositary's procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in such Global Security or another Global Security and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Security and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Security being transferred.

                  (ii) Notwithstanding any other provisions of this Supplemental Indenture (other than the provisions set forth in Section 2.5), a Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

         (d) CANCELLATION OR ADJUSTMENT OF GLOBAL SECURITY. At such time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, transferred, redeemed, repurchased or canceled, such Global Security shall be returned by the Depositary to the Trustee for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for Definitive Securities, transferred in exchange for an interest in another Global Security, redeemed, repurchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.

         (e) OBLIGATIONS WITH RESPECT TO TRANSFERS AND EXCHANGES OF SECURITIES.

                  (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate, Definitive Securities and Global Securities at the Registrar's request.

                  (ii) No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or transfer pursuant to Sections 8.5 or 12.3 of the Indenture).

                  (iii) Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent or the Registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

                  (iv) The Company shall not be required to make and the Registrar need not register transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or any Securities for a period of 15 days before the mailing of a notice of redemption of Securities to be redeemed.

                  (v) All Securities issued upon any transfer or exchange pursuant to the terms of this Supplemental Indenture shall evidence the same Debt and shall be entitled to the same benefits under the Indenture as the Securities surrendered upon such transfer or exchange.

         (f) NO OBLIGATION OF THE TRUSTEE.

                  (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depositary or any other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to the registered Holders (which shall be the Depositary or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

                  (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Supplemental Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Supplemental Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

         SECTION 2.5 DEFINITIVE SECURITIES.

         (a) A Global Security deposited with the Depositary or with the Trustee as Securities Custodian pursuant to Section 2.3 shall be transferred to the beneficial owners thereof in the form of Definitive Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if such transfer complies with Section 2.4 and (i) the Company notifies the Trustee that the Depositary is no longer willing or able to act as a depositary or clearing system for the Securities or the Depositary or the Depositary ceases to be a "clearing agency" registered under the Exchange Act, and a successor depositary or clearing system is not appointed by the Company within 90 days of such notice or cessation, (ii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Securities under the Indenture, or (iii) upon the occurrence and continuation of an Event of Default.

         (b) Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section 2.5 shall be surrendered by the Depositary to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations. Any portion of a Global Security transferred pursuant to this Section 2.5 shall be executed, authenticated and delivered only in denominations of $1,000 of principal amount and any integral multiple thereof and registered in such names as the Depositary shall direct.

         (c) The registered Holder of a Global Security may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action which a Holder is entitled to take under the Indenture or the Securities.

                                 ARTICLE THREE

                            MISCELLANEOUS PROVISIONS

         SECTION 3.1 RATIFICATION. The Indenture, as supplemented and amended by this Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

         SECTION 3.2 CONFLICTS. In the event of a conflict with any term or provision in the Indenture, the term or provision in this Supplemental Indenture shall control.

         SECTION 3.3 COUNTERPARTS. This Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed an original, and all such counterparts shall together constitute but one and the same instrument.

         SECTION 3.4 GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE AND EACH SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CHOICE OF LAW PRINCIPLES THEREOF.

                            [signature page follows]

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 2 to be duly executed as of the day and year first above written.

                                       OFFICE DEPOT, INC.


                                       By: /S/ DAVID C. FANNIN
                                           -------------------------------------
                                       Name:  David C. Fannin
                                       Title: Executive Vice President, General
                                              Counsel and Secretary


                                       SUNTRUST BANK,
                                       as Trustee


                                       By: /S/ HOLLY LEE JESKE
                                           -------------------------------------
                                       Name:  Holly Lee Jeske
                                       Title: Vice President

                            EXHIBIT A -- Form of Note

                               OFFICE DEPOT, INC.

                     6.250% Senior Notes due August 15, 2013

         Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Company (as defined below) or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

No. [____]                                                U.S.$[_________]
                                                      CUSIP No.:  [______]
                                                        ISIN No.: [______]
                                                 Common Code No.: [______]

         Office Depot, Inc., a corporation duly organized and existing under the laws of Delaware (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum set forth above or such other principal sum on the Schedule attached hereto (which shall not exceed U.S.$400,000,000) on August 15, 2013, and to pay interest thereon from August 11, 2003 or from the most recent interest payment date to which interest has been paid or duly provided for, semiannually on February 15 and August 15 in each year, commencing February 15, 2004, at the rate of 6.250% per annum, until the principal hereof is paid or made available for payment.

         The interest so payable, and punctually paid or duly provided for, on any interest payment date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the regular record date for such interest, which shall be the February 1 or August 1 (whether or not a Business
Day), as the case may be, next preceding such interest payment date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such regular record date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a special record date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such special record date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

         Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or by wire transfer to an account maintained by the Person entitled thereto as specified in the Security Register, provided that such Person shall have given the Trustee written wire instructions at least five Business Days prior to the applicable Interest Payment Date.

         Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                        [Signatures appear on next page]

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: October 9, 2003

                                       OFFICE DEPOT, INC.


                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:


By:
    ----------------------------------
    Name:
    Title:


                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION


         This is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture.

                                       SUNTRUST BANK,
                                       as Trustee


                                       By:
                                           -------------------------------------
                                                  Authorized Signatory

                       [FORM OF REVERSE SIDE OF SECURITY]

                     6.250% Senior Notes due August 15, 2013

         Section 1. INDENTURE

         The Company issued the Securities under an Indenture, dated as of August 11, 2003, between the Company and the Trustee, and Supplemental Indenture No. 1 thereto, dated as of August 11, 2003 (collectively, the "Indenture"). The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act as in effect on the date of the Indenture. Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all terms and provisions of the Indenture, and Securityholders are referred to the Indenture and the Trust Indenture Act for a statement of such terms and provisions.

         The Securities are senior unsecured obligations of the Company initially limited to $400,000,000 aggregate principal amount at any one time outstanding. This Security is one of the Initial Securities referred to in the Indenture. The Securities include the Initial Securities and any Exchange Securities and Private Exchange Securities issued in exchange for Initial Securities. The Initial Securities, the Exchange Securities and the Private Exchange Securities are treated as a single class of securities under the Indenture.

         Section 2. REDEMPTION

         The Securities may be redeemed, in whole or in part, at the option of the Company at any time or from time to time. The redemption price for the Securities to be redeemed on any redemption date will be equal to the greater of the following amounts:

         o 100% of the principal amount of the Securities being redeemed on the redemption date; or

         o the sum of the present values of the remaining scheduled payments of principal of and interest on the Securities being redeemed on that redemption date (not including any portion of any payments of interest accrued to the redemption date) discounted to the redemption date on a semiannual basis at the Treasury Rate (as defined below), plus 30 basis points, plus, in each case, accrued and unpaid interest on the notes to the redemption date.

         Notwithstanding the foregoing, installments of interest on Securities that are due and payable on interest payment dates falling on or prior to a redemption date will be payable on the interest payment date to the Holders as of the close of business on the relevant record date. The redemption price will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

         "Comparable Treasury Issue" means the United States Treasury security selected by the Reference Treasury Dealer as having a maturity comparable to the remaining term of the notes.

         "Comparable Treasury Price" means, with respect to any redemption date,
(A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations, or (C) if only one Reference Treasury Dealer Quotation is received, such Quotation.

         "Reference Treasury Dealer" means (A) Citigroup Global Markets Inc. or Goldman, Sachs & Co. (or their respective affiliates which are Primary Treasury Dealers), and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company will substitute therefor another Primary Treasury Dealer; and (B) any other Primary Treasury Dealer(s) selected by the Company.

         "Reference Treasury Dealer Quotation" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by such Reference Treasury Dealer at 5:00 p.m. (New York City time) on the third Business Day preceding such redemption date.

         "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

         Section 3. SINKING FUND

         The Securities are not subject to any sinking fund.

         Section 4. DENOMINATIONS; TRANSFER; EXCHANGE

         The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption or to transfer or exchange any Securities for a period of 15 days prior to the mailing of a notice of redemption of Securities to be redeemed.

         Section 5. PERSONS DEEMED OWNERS

         The registered Holder of this Security may be treated as the owner of it for all purposes.

         Section 6. UNCLAIMED MONEY

         If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

         Section 7. DISCHARGE AND DEFEASANCE

         Subject to certain conditions, the Company at any time may terminate some of or all its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

         Section 8. TRUSTEE DEALINGS WITH THE COMPANY

         Subject to certain limitations imposed by the Trust Indenture Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

         Section 9. NO RECOURSE AGAINST OTHERS

         A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

         Section 10. AUTHENTICATION

         This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

         Section 11. GOVERNING LAW

         THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

         Section 12. CUSIP NUMBERS

         Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                    CERTIFICATE TO BE DELIVERED UPON EXCHANGE
                    OR REGISTRATION OF TRANSFER OF SECURITIES

         This Certificate relates to $_____________ principal amount of Securities held in (check applicable space) ___ book-entry or ___ definitive form by _________________________ (the "Transferor").

The Transferor (check one box below):

[ ] has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Security held by the Depositary a Security or Securities in definitive, registered form of authorized denominations in an aggregate principal amount equal to its beneficial interest in such Global Security (or the portion thereof indicated above); or

[ ] has requested the Trustee by written order to exchange or register the transfer of a Security or Securities.



                                       -----------------------------------------
                                       [INSERT NAME OF TRANSFEROR]


Dated:                                 By:
      --------------------------           -------------------------------------

                              SCHEDULE OF EXCHANGES

         The following exchanges of a part of this Book-Entry Security have been made:


                                                                           Principal Amount of this         Signature of
                      Amount of decrease in      Amount of increase in        Book-Entry Security       authorized signatory
                       Principal Amount of        Principal Amount of       following such decrease         of Trustee or
Date of Exchange    this Book-Entry Security    this Book-Entry Security         (or increase            Security Custodian
----------------    ------------------------    ------------------------   ------------------------     --------------------

                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:
I or we assign and transfer this Security to



--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)



--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint _____________________________________agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.


Date: ______________________ Your Signature: ______________________________




----------------------------------------------------------------------------
      Sign exactly as your name appears on the other side of this Security.